As filed with the Securities and Exchange Commission on June 10, 2009
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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DELCATH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-1245881 (I.R.S. Employer Identification No.)
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600 Fifth Avenue, 23rd Floor
New York, NY  10020
(212) 489-2100
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
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Richard L. Taney
Chief Executive Officer
Delcath Systems, Inc.
600 Fifth Avenue, 23rd Floor
New York, NY  10020
(212) 489-2100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
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Copies to:

Gary J. Simon
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY  10004
(212) 837-6000

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Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement
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If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration Statement No. 333-143280.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
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CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, par value $.01 per share (4)
Warrants to Purchase Common Stock
TOTAL	$27,966	100%	$27,966	$1.57
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(1)
Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock, warrants to purchase shares of common stock, shares issuable upon exercise of such warrants and such shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.  In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $27,966.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Calculated pursuant to Rule 457(o).

(4)
Includes common stock purchase rights which are attached to, and trade and transfer with, the common stock. Prior to the occurrence of certain events, such rights will not be exercisable or evidenced separately from the common stock.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE OF SELECTED INFORMATION

This registration statement is being filed with respect to the registration pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of additional shares of common stock, par value $0.01 per share, of Delcath Systems, Inc. and warrants to purchase such common stock previously registered under an earlier effective registration statement (No. 333-143280), the contents of which are incorporated by reference into this registration statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on June 3, 2009.

DELCATH SYSTEMS, INC.

By:	/s/ Richard L. Taney
Richard L. Taney
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard L. Taney, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard L. Taney	Chief Executive Officer and Director	June 3, 2009
Richard L. Taney	(principal executive officer)

/s/ Barbra Keck	Controller	June 3, 2009
Barbra Keck	(principal financial and accounting
officer)

/s/ Harold S. Koplewicz	Chairman of the Board	June 3, 2009
Harold S. Koplewicz, M.D.

/s/ Laura Philips	Director	June 3, 2009
Laura Philips, Ph.D.

Signature	Title	Date
/s/ Eammonn Hobbs	Director	June 3, 2009
Eammonn Hobbs

/s/ Robert Ladd	Director	June 3, 2009
Robert Ladd

/s/ Pamela Contag	Director	June 3, 2009
Pamela Contag

/s/ Roger Stoll	Director	June 3, 2009
Roger Stoll

EXHIBIT INDEX
Exhibit Number	Description of the Document

5.1	Opinion of Hughes Hubbard & Reed LLP as to the legality of the securities being registered.

23.1	Consent of CCR LLP

23.2	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 5.1).